CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Intelligroup, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 5, 1997 (except with respect to Note 9, as to which the date is June 13, 1997), included in Intelligroup, Inc.'s Prospectus filed on June 27, 1997 and to all references to our Firm included in this Registration Statement.


                                    ARTHUR ANDERSEN LLP



Princeton, New Jersey
October 13, 1997